Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31, 2010	March 31, 2009
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$151	$139
Real Estate	99	268
Manufacturing	60	58
Other	7	5

Total Revenues	317	470

Costs and Expenses:
Cost of Goods Sold:
Timber	109	108
Real Estate	35	95
Manufacturing	54	76
Other	—	—

Total Cost of Goods Sold	198	279
Selling, General and Administrative	29	32

Total Costs and Expenses	227	311

Other Operating Income (Expense), net	5	—

Operating Income	95	159

Equity Earnings from Timberland Venture	14	15

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	20	24
Interest Expense (Note Payable to Timberland Venture)	14	14

Total Interest Expense, net	34	38

Gain on Extinguishment of Debt	—	1

Income before Income Taxes	75	137

Benefit for Income Taxes	(1)	(20)

Income from Continuing Operations	76	157

Gain on Sale of Properties, net of tax	11	—

Net Income	$87	$157

Per Share Amounts:
Income from Continuing Operations - Basic	$0.47	$0.95
Income from Continuing Operations - Diluted	$0.47	$0.95

Net Income per Share - Basic	$0.54	$0.95
Net Income per Share - Diluted	$0.54	$0.95

Weighted Average Number of Shares Outstanding
- Basic	162.9	164.7
- Diluted	163.1	164.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2010	December 31, 2009
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$304	$299
Accounts Receivable	32	24
Taxes Receivable	15	15
Inventories	49	46
Deferred Tax Asset	7	6
Assets Held for Sale	87	115
Other Current Assets	22	14

	516	519

Timber and Timberlands, net	3,477	3,487
Property, Plant and Equipment, net	153	156
Equity Investment in Timberland Venture	187	201
Deferred Tax Asset	12	14
Investment in Grantor Trusts (at Fair Value)	33	33
Other Assets	36	38

Total Assets	$4,414	$4,448

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$51	$55
Accounts Payable	35	32
Interest Payable	34	25
Wages Payable	9	20
Taxes Payable	13	14
Deferred Revenue	15	16
Other Current Liabilities	12	21

	169	183

Long-Term Debt	1,577	1,625
Line of Credit	320	320
Note Payable to Timberland Venture	783	783
Other Liabilities	79	71

Total Liabilities	2,928	2,982

Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 162.9 at March 31, 2010, and 162.8 at December 31, 2009	2	2
Additional Paid-In Capital	2,236	2,233
Retained Earnings	129	110
Treasury Stock, at cost, Common Shares - 24.8 at March 31, 2010, and 24.8 at December 31, 2009	(861)	(860)
Accumulated Other Comprehensive Income (Loss)	(20)	(19)

Total Stockholders’ Equity	1,486	1,466

Total Liabilities and Stockholders’ Equity	$4,414	$4,448

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31, 2010	March 31, 2009
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$87	$157
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2009)	24	33
Basis of Real Estate Sold	32	89
Equity Earnings from Timberland Venture	(14)	(15)
Distributions from Timberland Venture	28	25
Deferred Income Taxes	1	(17)
Gain on Sales of Properties	(11)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	8	(2)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	45
Other Working Capital Changes	(32)	(31)
Other	6	—

Net Cash Provided By Operating Activities	129	284

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(13)	(17)
Proceeds from Sales of Properties	11	—

Net Cash Used In Investing Activities	(2)	(17)

Cash Flows From Financing Activities:
Dividends	(68)	(69)
Borrowings on Line of Credit	568	225
Repayments on Line of Credit	(568)	(245)
Principal Payments and Retirement of Long-Term Debt	(53)	(105)
Acquisition of Treasury Stock	(1)	(87)

Net Cash Used In Financing Activities	(122)	(281)

Increase (Decrease) In Cash and Cash Equivalents	5	(14)
Cash and Cash Equivalents:
Beginning of Period	299	369

End of Period	$304	$355

Plum Creek Timber Company, Inc.

Segment Data

(Unaudited)

	Three Months 2010	Three Months 2009
	(In Millions)
Revenues:
Northern Resources	$59	$57
Southern Resources	98	83
Real Estate	99	268
Manufacturing	60	58
Other	7	5
Eliminations	(6)	(1)

Total Revenues	$317	$470

Operating Income (Loss)
Northern Resources	$4	$2
Southern Resources	30	20
Real Estate	62	170
Manufacturing	4	(22)
Other (A)	11	5
Other Costs and Eliminations	(16)	(16)
Other Unallocated Operating Income (Expense), net	—	—

Total Operating Income	$95	$159

(A)

During the first quarter of 2010, the company agreed to terminate a land lease for consideration of $5 million from the lessor. The land lease had been accounted for as an operating lease. The $5 million consideration is reported as other gain/loss in our Other Segment since the consideration was primarily for the release of mineral rights. The $5 million consideration is reported as Other Operating Income (Expense), net in our Consolidated Statements of Income.

Plum Creek Timber Company, Inc

Selected Operating Statistics

(Unaudited)

		2010	2009
		1st Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Sales Realization	Units
Southern Resources
Sawlog	$/Ton Stumpage	$23	$24	$22	$22	$21	$22
Pulpwood	$/Ton Stumpage	$13	$11	$9	$9	$10	$10
Northern Resources
Sawlog	$/Ton Delivered	$59	$57	$50	$56	$56	$55
Pulpwood	$/Ton Delivered	$38	$43	$38	$38	$38	$40

Lumber (1)	$/MBF	$501	$374	$340	$448	$477	$397
Plywood (1)	$/MSF	$352	$362	$353	$361	$352	$357
Fiberboard (1)	$/MSF	$588	$601	$593	$596	$599	$597

Sales Volume
Southern Resources
Sawlog	1,000 Tons	1,274	942	1,217	1,250	993	4,402
Pulpwood	1,000 Tons	1,526	1,487	1,849	2,014	1,649	6,999

Total Harvest		2,800	2,429	3,066	3,264	2,642	11,401
Northern Resources
Sawlog	1,000 Tons	627	525	371	632	609	2,137
Pulpwood	1,000 Tons	527	613	397	691	567	2,268

Total Harvest		1,154	1,138	768	1,323	1,176	4,405

Lumber	MBF	28,791	35,123	60,371	40,590	28,428	164,512
Plywood	MSF	45,104	35,439	40,729	41,479	37,271	154,918
Fiberboard	MSF	35,347	34,044	32,802	34,282	30,964	132,092

(1)	Represents prices at mill level.

Plum Creek Timber Company, Inc.

Land Sale Statistics

(Unaudited)

	2010	2009
	1st Qtr (1)	1st Qtr (2)	2nd Qtr	3rd Qtr	4th Qtr	YTD
Acres Sold
Small Non-strategic	29,640	1,665	9,840	5,545	2,570	19,620
Large Non-strategic	24,310	—	59,160	—	—	59,160
Conservation	35,120	113,355	3,895	43,695	4,910	165,855
HBU/Recreation	9,080	2,180	10,955	10,440	26,700	50,275
Development Properties	730	1,485	25	515	35	2,060
Conservation Easements	n/a	n/a	n/a	n/a	n/a	n/a

	98,880	118,685	83,875	60,195	34,215	296,970
Price per Acre
Small Non-strategic	$885	$1,330	$900	$970	$855	$950
Large Non-strategic	$1,320	—	$650	—	—	$650
Conservation	$545	$2,225	$1,705	$350	$1,280	$1,690
HBU/Recreation	$2,125	$3,420	$2,200	$2,115	$2,200	$2,235
Development Properties	$3,050	$4,075	$13,650	$9,190	$7,485	$5,520
Conservation Easements	—	—	—	—	—	—

Revenue, ($ millions)
Small Non-strategic	$26	$2	$9	$5	$2	$19
Large Non-strategic	$32	—	$38	—	—	$38
Conservation	$19	$252	$7	$15	$6	$280
HBU/Recreation	$19	$7	$24	$22	$59	$112
Development Properties	$2	$6	—	$5	—	$12
Conservation Easements	—	—	—	—	—	—

	$99	$268	$78	$48	$67	$461
Revenue from Non-Cash Exchange (3)	—	—	—	$25	—	$25
Basis of Real Estate Sold (4)	$32	$89	$29	$21	$16	$155

(1)	During the first quarter of 2010 the company sold 24,000 acres of Large Non-strategic lands located in Louisiana for $32 million. In addition, the company sold two larger Conservation properties totaling 35,000 acres in Wisconsin and Arkansas and an aggregation of 23,000 acres of Small Non-strategic timberlands located primarily in the Lake States region.

(2)	During the 1st quarter of 2009 we sold 112,000 acres in Montana to a conservation buyer for $250 million. The sale is presented as a Conservation sale. The transaction included 56,000 acres of Conservation property, 10,000 acres of Small Non-strategic property, 45,000 acres of HBU/Recreation property, and 1,000 acres of Development property.

(3)	During the 3rd quarter of 2009 we completed a non-cash exchange with the State of Washington. We relinquished 20,600 acres, in King County, in exchange for 37 parcels containing more than 6,000 acres in nine counties.

(4)	Includes $7 million in the first quarter of 2010 for a 24,000 acre Large Non-strategic sale in Louisiana, $16 million in the second quarter of 2009 for a 59,000 acre Large Non-strategic sale in Wisconsin and $85 million in the first quarter of 2009 for a 112,000 acre Conservation sale in Montana.

PLUM CREEK TIMBER COMPANY, INC.

DEBT MATURITIES SCHEDULE

March 31, 2010

(UNAUDITED)

	Borrowings (1)
	Principal	Weighted Avg. Interest Rate
Quarterly Maturities through 2010:
4th Qtr 2010	3	8.050%
Annual Maturities through 2014:
2011	308	7.732	%(2)
2012	603	—	(3)
2013	250	6.663	%(4)
2014	3	8.050%

(1)	Does not include repayments on the company’s $750 million revolving line of credit due in 2011.

(2)	Principal amount composed of senior notes with principal amounts of $40 million, $3 million, $216 million and $49 million and interest rates of 7.970%, 8.050%, 7.660% and 7.830%, respectively.

(3)	Includes $600 million of maturities for the company’s two term credit agreements and senior notes with principal of $3 million and an interest rate of 8.050%. The interest rate on the $350 million term credit agreement is currently based on LIBOR plus 0.45%. The interest rate on the $250 million term credit agreement is currently based on LIBOR plus 1.00%.

(4)	Principal amount composed of senior notes with principal amounts of $3 million, $73 million and $174 million and interest rates of 8.050%, 7.760% and 6.180%, respectively.